Exhibit 99.1

VSee Health Expands its Telehealth Service Offering with New GLP-1 Program to Address Obesity and Chronic Disease

BOCA RATON, Fla. -- October 21, 2024 -- VSee Health, Inc. (Nasdaq: VSEE), a provider of comprehensive telehealth services that customize workflow streams and enhance patient care, announces the launch of a specialized program designed to tackle obesity and associated health risks through the integration of GLP-1 prescription medicines within its existing telehealth service offerings. This initiative underscores VSee Health's commitment to addressing the health challenges faced by communities with high rates of obesity and limited access to care.

VSee Health’s GLP-1 program builds on its existing infrastructure offering of virtual urgent care, primary care and wellness services. This initiative combines telehealth access, prescription drug support and behavioral intervention, leveraging socioecological, transtheoretical and health belief models designed to deliver impactful care through virtual channels.

"We are excited to expand the company’s capabilities with the launch of this GLP-1 initiative," said Imo Aisiku, MD, co-CEO and Chairman of VSee Health. "By facilitating access to GLP-1 drugs through our telehealth platform, we are better positioned to impact populations with the highest need while empowering individuals in underrepresented communities to take immediate control of their health, reduce cardiovascular risks and avoid long-term complications. We are working with various organizations, including the National Black Baptist Association, to raise awareness of obesity and cardiovascular disease. This effort reflects our company’s mission to deliver meaningful health outcomes while reducing the cost of care for those who need it most."

Participants in the GLP-1 program will benefit from personalized care plans, access to GLP-1 medications and virtual support sessions to ensure adherence and sustained weight loss. The program's impact will be assessed through quantitative and qualitative methods, tracking outcomes at both the participant and the community level.

With subscriptions available at $4.99 per month and offering virtual appointments, VSee Health continues to deliver affordable healthcare that aligns with its mission of reducing disparities. VSee Health tackles the problem of healthcare disparity and out-of-control prices through innovative telehealth solutions. Led by Stanford PhDs who created telemedicine platforms used by NASA and SpaceX astronauts, VSee Health offers secure and affordable quality medical services and prescription medication to all Americans.

About VSee Health

VSee Health is a software-as-a-service (SaaS) platform that enables clinicians and enterprises to create their telehealth workflows without programming. VSee Health’s system allows a telehealth mobile app to be created or a telehealth system to be integrated into existing hospital operations in days.

With a focus on patient disease state telemedicine and turnkey billing services, VSee Health has integrated an intensive care, critical care and neuro solution, powered by iDoc Telehealth Solutions, as its initial module for the VSee Health software platform. This technology encompasses a set of integrated telehealth technologies and a team of neurointensivists, neurologists, and tele-radiologists that treat and coordinate care for acutely ill patients 24/7/365 in the neurointensive care unit (Neuro-ICU), cardiac surgery intensive care unit (CS-ICU) and the intensive care unit (ICU) for stroke, brain trauma and a wide range of neurological conditions. For more information, please visit www.vseehealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s ability to regain compliance with Nasdaq’s listing rules within the required timeframe. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Investor Contact:

LHA Investor Relations

Tirth T. Patel

212-201-6614

tpatel@lhai.com

Media Contact:

VSee Health

Anne Chang

626-513-1824

media@vsee.com